EXHIBIT 99.1

Peakstone Realty Trust Reports
First Quarter 2025 Results

- Advancing Shift to an Industrial REIT -
- Targeting Growth in the Industrial Outdoor Storage (“IOS”) Subsector -
- 10% Growth in IOS ABR Driven by Leasing Activity -
- Sold $144 Million of Office Properties Since the Start of 2025 -

El Segundo, Calif. (May 8, 2025) - Peakstone Realty Trust (the "Company") (NYSE: PKST), a real estate investment trust that is focused on owning and operating industrial assets, with a strategic emphasis on industrial outdoor storage, today announced its financial results for the quarter ended March 31, 2025.

“We are making meaningful progress in our strategic shift to an industrial REIT, with growth in the industrial outdoor storage sector as a key component of our long-term plan,” said Michael Escalante, CEO. “This quarter, we advanced our strategy through strong leasing performance and successful execution of office sales. We fully leased our largest IOS redevelopment site, driving a 10% quarter-over-quarter increase in IOS annualized base rent (ABR) and reinforcing both the quality of our IOS portfolio and demand it continues to attract. Year-to-date, we have completed over $144 million of office property dispositions, further strengthening our balance sheet and reducing leverage. We remain committed to maintaining—or potentially accelerating—this pace of office sales through year-end as we continue to reposition the portfolio. While we recognize that macroeconomic and capital markets conditions may continue to evolve, we are well-positioned to adapt and execute on these sales. Looking ahead, we believe that placing more emphasis on the IOS subsector will be a key driver of long-term value for shareholders.”

Financial Highlights
•Revenue of approximately $57.0 million.
•Net loss of approximately $(53.4) million; net loss attributable to common shareholders of approximately $(49.4) million, or $(1.35) per basic and diluted share.
•Core Funds from Operations (“Core FFO”) 1 of $0.62 per basic and diluted share/unit.
•Adjusted Funds from Operations (“AFFO”) of $0.62 per basic and diluted share/unit.
•Same Store Cash Net Operating Income (“Same Store Cash NOI”) of approximately $39.0 million, a 4.0% increase compared to the same quarter last year.

Portfolio Highlights
Industrial Segment
•Grew Industrial segment ABR by $2.4 million quarter-over-quarter, increasing the Industrial segment to 41% of total ABR during the quarter and 43% of total ABR on a pro forma basis (after giving effect to office dispositions closed subsequent to quarter end).
•Completed a 9.8-year, full-site lease for all 37 usable acres at the Everett, WA IOS redevelopment property, resulting in the transition of the asset to the operating portfolio.
1 The Company has adopted a new metric starting first quarter 2025. See the Funds from Operations, Core Funds from Operations, and Adjusted Funds from Operations section for further information.

•New IOS lease for 3.3 usable acres commenced in the operating portfolio at a releasing spread of 185% (cash) and 218% (GAAP).
•Increased the average annual rent escalations for IOS properties from 2.3% to 2.8%.

Office Segment
•Sold $144 million of Office segment assets year-to-date, including $34 million in the first quarter of 2025.

Portfolio
As of March 31, 2025, the Company’s portfolio was comprised of 101 properties, consisting of 96 operating properties and five redevelopment properties (those designated for redevelopment or repositioning) reported in two segments – Industrial and Office.

The Company’s operating properties had the following characteristics:

OPERATING PROPERTIES
Segment	Number of Properties	Occupancy Percentage (based on rentable square feet)	Occupancy Percentage (based on usable acres)	WALT (in years)	ABR ($ in thousands)	Percentage of ABR
Industrial	65	—	—	5.4	$74,769	40.8%
IOS	46	—	99.6%	4.6	24,344	13.3%
Traditional Industrial	19	100.0%	—	5.8	50,425	27.5%
Office	31	98.8%	—	6.8	$108,298	59.2%
Total / Weighted-Average	96	99.6%	99.6%	6.2	$183,067	100.0%

The Company’s redevelopment properties had the following characteristics:

REDEVELOPMENT PROPERTIES
Segment	Number of Properties	Usable Acres
Industrial	5	45

Disposition Activity
Office Segment:
•During the quarter, the Company sold two properties totaling 251,200 square feet for approximately $34 million.
•Subsequent to quarter-end, the Company sold three properties totaling 522,100 square feet for $110.3 million. Each of these properties was classified as held for sale at March 31, 2025.

Leasing Activity
Industrial Segment:
•Completed a 9.8-year, full-site lease for all 37 usable acres at an IOS property in Everett, WA, resulting in the successful transition of the asset from the redevelopment portfolio to the operating portfolio during the quarter.
•Completed a six-month, no cost lease extension for 8.7 usable acres at an IOS property in Norcross, GA.

Office Segment:
•Completed a four-month, no cost lease extension for 2,500 square feet at an office property in Phoenix, AZ.

Financial Results for the First Quarter
Revenue
Total revenue was approximately $57.0 million compared to $59.2 million for the same quarter last year. The change in revenue was primarily due to the execution of strategic office dispositions.

Net Loss Attributable to Common Shareholders
Net loss attributable to common shareholders was approximately $(49.4) million, or $(1.35) per basic and diluted share, compared to net income attributable to common shareholders of approximately $5.0 million, or $0.14 per basic and diluted share, for the same quarter last year.

Core FFO and AFFO
Core FFO was approximately $24.6 million, or $0.62 per basic and diluted share/unit, compared to $25.6 million, or $0.65 per basic and diluted share/unit, for the same quarter last year.

AFFO was approximately $24.8 million, or $0.62 per basic and diluted share/unit, compared to $27.8 million, or $0.70 per basic and diluted share/unit, for the same quarter last year.

Same Store Cash NOI
Same Store Cash NOI was approximately $39.0 million compared to $37.5 million for the same quarter last year, an increase of 4.0%.

Segment	Same Store Cash NOI (USD in Thousands)	% Change vs Q1 2024
Industrial	$12,499	5.8%
IOS	—	—
Traditional Industrial	$12,499	5.8%
Office	$26,502	3.1%
Total / Weighted-Average	$39,001	4.0%

Balance Sheet
Below is a table showing select balance sheet metrics.

Metric ($ in millions, unless otherwise noted)	Balance Sheet As of March 31, 2025
Total Debt	$1,360.3
Cash and Cash Equivalents	$204.0
Net Debt	$1,156.3
Available Capacity	$82.0
Total Liquidity	$286.0
Weighted Average Debt Maturity	3.3 years
Fixed Rate Debt, including Swaps (%)	82%
SOFR Interest Rate Swaps (Wtd. Avg. Rate)	$750mm through 7/1/25 at 1.97%
Total Wtd. Avg. Effective Interest Rate (including Swaps)	4.41%
Net Debt to Adjusted EBITDAre (1)	7.0x
(1)Effective January 1, 2025, the Company presents the non-GAAP supplemental measure "Adjusted EBITDAre" to replace the previously disclosed "Normalized EBITDAre". This change is intended to enhance comparability and consistency in evaluating the ongoing operating performance of our business. Refer to the EBITDA, EBITDAre, and Adjusted EBITDAre section for further information.

Dividends
The Board of Trustees approved a dividend for the quarter ended June 30, 2025 in the amount of $0.225 per common share that is payable on July 17, 2025 to holders of record of the Company’s common shares on June 30, 2025.

The Company paid a dividend for the first quarter in the amount of $0.225 per common share on April 17, 2025 to holders of record of the Company’s common shares on December 31, 2024.

First Quarter 2025 Earnings Webcast
The Company will host a webcast to present the first quarter 2025 results on Thursday, May 8, 2025 at 5:00 p.m. Eastern Time. To access the webcast, please visit https://investors.pkst.com/investors/events-and-presentations/events/event-details/2025/First-Quarter-2025-Earnings-Call/default.aspx at least ten minutes prior to the scheduled start time to register and install any necessary software. A replay of the webcast will be available on the Company’s website shortly after the initial presentation. To access by phone, please use the following dial-in numbers. For domestic callers, please dial 1-877-407-9716; for international callers, please dial 1-201-493-6779.

About Peakstone Realty Trust
Peakstone Realty Trust (NYSE: PKST) is a real estate investment trust that is executing a strategic transition to an industrial REIT, targeting growth in the industrial outdoor storage (“IOS”) subsector. As part of this strategy, PKST is actively reshaping its portfolio by divesting non-core assets, primarily office properties, to position the Company for long-term value creation.

Additional information is available at www.pkst.com.

Investor Relations:
ir@pkst.com

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this document reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: general economic and financial conditions; political uncertainty in the U.S.; the impact of tariffs and global trade disruptions on us and our tenants; market volatility; inflation; any potential recession or threat of recession; interest rates; disruption in the debt and banking markets; concentration in asset type; tenant concentration, geographic concentration, and the financial condition of our tenants; whether we are able to monitor the credit quality of our tenants and/or their parent companies and guarantors; competition for tenants and competition with sellers of similar properties if we elect to dispose of our properties; our access to, and the availability of capital; whether we will be able to repay debt and comply with our obligations under our indebtedness; the attractiveness of industrial and/or office assets; whether we will be successful in renewing leases or selling an applicable property, as leases expire; whether we will re-lease available space above or at current market rental rates; future financial and operating results; our ability to manage cash flows; our ability to manage expenses, including as a result of tenant failure to maintain our net-leased properties; dilution resulting from equity issuances; expected sources of financing, including the ability to maintain the commitments under our revolving credit facility, and the availability and attractiveness of the terms of any such financing; legislative and regulatory changes that could adversely affect our business; changes in zoning, occupancy and land use regulations and/or changes in their applicability to our properties; cybersecurity incidents or disruptions to our or our third party information technology systems; our ability to maintain our status as a real estate investment trust (a "REIT") within the meaning of Section 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") and our Operating Partnership as a partnership for U.S. federal income tax purposes; our future capital expenditures, operating expenses, net income or loss, operating income, cash flow and developments and trends of the real estate industry; whether we will be successful in the pursuit of our business plans, objectives, expectations and intentions, including any acquisitions, investments, or dispositions, including our acquisition of industrial outdoor storage assets; the effects on our portfolio from the divestment of our office properties; our ability to meet budgeted or stabilized returns on our redevelopment projects within expected time frames, or at all; whether we will succeed in our investment objectives; any fluctuation and/or volatility of the trading price of our common shares; risks associated with our dependence on key personnel whose continued service is not guaranteed; and other factors, including those risks disclosed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this document. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this document, except as required by applicable law. We caution investors not to place undue reliance on any forward-looking statements, which are based only on information currently available to us.

Notice Regarding Non-GAAP Financial Measures: In addition to U.S. GAAP financial measures, this document contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix if the reconciliation is not presented on the page in which the measures are published.

PEAKSTONE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except units and share amounts)

	March 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$204,017	$146,514
Restricted cash	7,973	7,696
Real estate:
Land	434,618	450,217
Building and improvements	1,769,397	1,952,742
In-place lease intangible assets	343,153	380,599
Construction in progress	1,434	1,017
Total real estate	2,548,602	2,784,575
Less: accumulated depreciation and amortization	(493,812)	(520,527)
Total real estate, net	2,054,790	2,264,048
Assets held for sale, net	108,886	—
Above-market lease and other intangible assets, net	26,381	28,015
Deferred rent receivable	54,570	60,371
Deferred leasing costs, net	12,834	13,865
Goodwill	68,373	68,373
Right-of-use lease assets	32,565	32,967
Interest rate swap asset, at fair value	4,570	15,974
Other assets	20,238	38,409
Total assets	$2,595,197	$2,676,232
LIABILITIES AND EQUITY
Debt, net	$1,345,686	$1,344,619
Interest rate swap liability, at fair value	713	—
Distributions payable	8,565	8,477
Below-market lease and other intangible liabilities, net	44,771	46,976
Right-of-use lease liabilities	46,708	46,887
Accrued expenses and other liabilities	69,958	77,251
Total liabilities	$1,516,401	$1,524,210

Commitments and contingencies (Note 13)

Shareholders’ equity:
Common shares, $0.001 par value; 800,000,000 shares authorized; 36,762,170 and 36,733,327 shares outstanding in the aggregate as of March 31, 2025 and December 31, 2024, respectively	37	37
Additional paid-in capital	3,019,703	3,016,804
Cumulative distributions	(1,117,625)	(1,109,215)
Accumulated earnings	(887,661)	(838,279)
Accumulated other comprehensive income	4,698	15,874
Total shareholders’ equity	1,019,152	1,085,221
Noncontrolling interests	59,644	66,801
Total equity	1,078,796	1,152,022
Total liabilities and equity	$2,595,197	$2,676,232

PEAKSTONE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue:
Rental income	$56,971	$59,227
Expenses:
Property operating expense	4,644	7,090
Property tax expense	4,127	4,510
General and administrative expenses	8,553	9,680
Corporate operating expenses to related parties	141	166
Real estate impairment provision	51,957	1,376
Depreciation and amortization	25,439	23,415
Total expenses	94,861	46,237
(Loss) income before other income (expenses)	(37,890)	12,990
Other income (expenses):
Interest expense	(15,978)	(16,148)
Other income, net	1,136	4,045
(Loss) gain from disposition of assets	(479)	9,177
Goodwill impairment provision	—	(4,594)
Transaction expenses	(190)	—
Net (loss) income	(53,401)	5,470
Net loss (income) attributable to noncontrolling interests	4,019	(445)
Net (loss) income attributable to controlling interests	(49,382)	5,025
Net (loss) income attributable to common shareholders	$(49,382)	$5,025
Net (loss) income attributable to common shareholders per share, basic and diluted	$(1.35)	$0.14
Weighted-average number of common shares outstanding, basic and diluted	36,726,154	36,309,019

PEAKSTONE REALTY TRUST
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
(Unaudited; in thousands except share and per share amounts)

We use Funds from Operations (“FFO”), Core Funds from Operation (“Core FFO”) and Adjusted Funds from Operations (“AFFO”) as supplemental financial measures of our performance. These measures are used by management as supplemental financial measures of operating performance. We do not use these measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

The summary below describes the way we use of these measures, provides information regarding why we believe these measures are meaningful supplemental measures of performance and reconciles these measures from net income or loss, the most directly comparable GAAP measures.

FFO

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is defined as net income or loss computed in accordance with GAAP, excluding gains (losses) from sales of depreciable real estate assets, impairment losses of depreciable real estate assets, real estate related depreciation and amortization and after adjustments for unconsolidated joint ventures. FFO is used to facilitate meaningful comparisons of operating performance between periods and among other REITs, primarily because it excludes the effect of real estate depreciation and amortization and net gains (losses) from real estate sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can help facilitate comparisons of operating performance between periods and among other REITs. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do, making comparisons less meaningful.

Core FFO

We compute Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain items such as goodwill impairment, gain or loss from the extinguishment of debt, unrealized gains or losses on derivative instruments, transaction costs, lease termination fees, and other items not related to ongoing operating performance of our properties. We believe that Core FFO is a useful supplemental measure in addition to FFO because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. As with FFO, our reported Core FFO may not be comparable to Core FFO as defined by other REITs.

AFFO

AFFO is presented in addition to Core FFO. AFFO further adjusts Core FFO for certain other non-cash items, including straight-line rent adjustment, amortization of share-based compensation, deferred rent, amortization of in-place lease valuation and other non-cash transactions. We believe AFFO provides a useful supplemental measure of our operating performance and is useful in comparing our operating performance with other REITs that may not be involved in similar transactions or activities resulting in the aforementioned adjustments. As with Core FFO, our reported AFFO may not be comparable to AFFO as defined by other REITs.

Our calculation of FFO, Core FFO, and AFFO is presented in the following table for the three months ended March 31, 2025 and 2024 (dollars in thousands, except per share amounts):

	Three Months Ended March 31,
	2025	2024
Net (loss) income	$(53,401)	$5,470
Adjustments:
Depreciation of building and improvements	17,147	15,564
Amortization of leasing costs and intangibles	8,387	7,947
Impairment provision, real estate	51,957	1,376
Loss (gain) from disposition of assets, net	479	(9,177)
FFO	24,569	21,180
FFO attributable to common shareholders and limited partners (1)	$24,569	$21,180

Reconciliation:
FFO attributable to common shareholders and limited partners (1)	$24,569	$21,180
Adjustments:
Impairment provision, goodwill	—	4,594
Unrealized loss (gain) on investments	23	(189)
Employee separation expense	32	—
Transaction expenses	190	—
Lease termination adjustments	(375)	—
Other activities adjustment	178	—
Core FFO attributable to common shareholders and noncontrolling interests	$24,617	$25,585

Adjustments:
Straight-line rent adjustment	(1,150)	(826)
Deferred rent - ground lease	423	416
Amortization of share-based compensation	1,452	1,432
Amortization of above/(below) market rent, net	(1,862)	(259)
Amortization of debt premium/(discount), net	(144)	107
Amortization of ground leasehold interests	(96)	(97)
Amortization of below tax benefit amortization	368	372
Amortization of deferred financing costs	1,212	1,050
AFFO available to common shareholders and limited partners	$24,820	$27,780

FFO per share/unit, basic and diluted	$0.62	$0.54
Core FFO per share/unit, basic and diluted	$0.62	$0.65
AFFO per share/unit, basic and diluted	$0.62	$0.70

Weighted-average common shares outstanding - basic and diluted shares	36,726,154	36,309,019
Weighted-average OP Units outstanding (1)	2,989,355	3,218,826
Weighted-average common shares and OP Units outstanding - basic and diluted FFO/AFFO	39,715,509	39,527,845
(1)Represents weighted-average outstanding OP Units that are owned by unitholders other than Peakstone Realty Trust. Represents the noncontrolling interest in the Operating Partnership.

PEAKSTONE REALTY TRUST
Net Operating Income, including Cash and Same Store Cash NOI
(Unaudited; in thousands)

Net operating income (“NOI”) is a non-GAAP financial measure calculated as net income or loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding general and administrative expenses, interest expense, depreciation and amortization, impairment of real estate, impairment of goodwill, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, investment income or loss, termination income and equity in earnings of any unconsolidated real estate joint ventures. NOI on a cash basis (“Cash NOI”) is NOI adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease intangibles adjustments required by GAAP. Cash NOI for our Same Store portfolio (“Same Store Cash NOI”) is Cash NOI for properties held for the entirety of all periods presented, with an adjustment for lease termination fees to provide a better measure of actual cash basis rental growth for our Same Store portfolio. We believe that NOI, Cash NOI and Same-Store Cash NOI are helpful to investors as additional measures of operating performance because we believe they help both investors and management to understand the core operations of our properties excluding corporate and financing-related costs and non-cash depreciation and amortization. NOI, Cash NOI and Same Store Cash NOI are unlevered operating performance metrics of our properties and allow for a useful comparison of the operating performance of individual assets or groups of assets. These measures thereby provide an operating perspective not immediately apparent from GAAP income from operations or net income (loss). In addition, NOI, Cash NOI and Same Store Cash NOI are considered by many in the real estate industry to be useful starting points for determining the value of a real estate asset or group of assets. Because NOI, Cash NOI and Same Store Cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI, Cash NOI and Same Store Cash NOI as measures of our performance is limited. Therefore, NOI, Cash NOI and Same Store Cash NOI should not be considered as alternatives to net income or loss, as computed in accordance with GAAP. NOI, Cash NOI and Same Store Cash NOI may not be comparable to similarly titled measures of other companies.

Our calculation of each of NOI, Cash NOI and Same Store Cash NOI is presented in the following table for the three months ended March 31, 2025 and 2024 (dollars in thousands):

	Three Months Ended March 31,
	2025	2024
Reconciliation of Net (Loss) Income to Total NOI
Net (loss) income	$(53,401)	$5,470
General and administrative expenses	8,553	9,680
Corporate operating expenses to related parties	141	166
Real estate impairment provision	51,957	1,376
Depreciation and amortization	25,439	23,415
Interest expense	15,978	16,148
Other (income) expense, net	(1,136)	(4,045)
Gain from disposition of assets	479	(9,177)
Goodwill impairment provision	—	4,594
Transaction expenses	190	—
Total NOI	$48,200	$47,627

Cash NOI Adjustments
Industrial Segment:
Industrial NOI	$20,812	$12,517
Straight-line rent	(951)	(604)
Amortization of acquired lease intangibles	(1,715)	(96)
Deferred termination income	277	—
Industrial Cash NOI	18,423	11,817

Office Segment:
Office NOI	27,388	27,514
Straight-line rent	(199)	(689)
Amortization of acquired lease intangibles	(147)	(126)
Deferred Termination Income	(652)	—
Deferred ground/Office lease	423	433
Other intangible amortization	368	372
Office Cash NOI	27,181	27,504

Other Segment:
Other NOI	—	7,596
Straight-line rent	—	467
Amortization of acquired lease intangibles	—	(37)
Deferred ground/Office lease	—	(17)
Other Cash NOI	—	8,009
Total Cash NOI	$45,604	$47,330

Same Store Cash NOI Adjustments
Industrial Cash NOI	$18,423	$11,817
Cash NOI for recently acquired properties	(5,924)	—
Industrial Same Store Cash NOI	12,499	11,817

Office Cash NOI	27,181	27,504
Cash NOI for recently disposed	(679)	(1,807)
Office Same Store Cash NOI	26,502	25,697

Other Cash NOI	—	8,009
Cash NOI for recently disposed	—	(8,009)
Other Same Store Cash NOI	—	—
Total Same Store Cash NOI	$39,001	$37,514

PEAKSTONE REALTY TRUST
EBITDA, EBITDAre, and Adjusted EBITDAre
(Unaudited; in thousands)

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use EBITDA, EBITDAre and Adjusted EBITDAre , collectively, to help us evaluate our business. We use such non-GAAP financial measures to make strategic decisions, establish business plans and forecasts, identify trends affecting our business, and evaluate our operating performance. We believe that these non-GAAP financial measures, when taken collectively, may be helpful to investors because they allow for greater transparency into what measures we use in operating our business and measuring our performance and enable comparison of financial trends and results between periods where items may vary independent of business performance. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP.
We believe excluding items that neither relate to the ordinary course of business nor reflect our underlying business performance or that other companies, including companies in our industry, frequently exclude from similar non-GAAP measures enables us and our investors to compare our underlying business performance from period to period. Accordingly, we believe these adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends. In addition, we also believe these adjustments enhance comparability of our financial performance and are similar measures that are widely used by analysts and investors as a means of evaluating a company’s performance.
There are a number of limitations related to our non-GAAP measures. Some of these limitations are that these measures, to the extent applicable, exclude: (i) historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures; (ii) depreciation and amortization, a non-cash expense, where the assets being depreciated and amortized may have to be replaced in the future and these measures do not reflect cash capital expenditure requirements for such replacements; (iii) interest expense, net, or the cash requirements necessary to service interest or principal payments on our indebtedness, which reduces cash available to us; (iv) share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; (v) provision for income taxes, which may represent a reduction in cash available to us; and (vi) certain other items that we believe are not indicative of the performance of our portfolio. In addition, other companies, including companies in our industry, may calculate these non-GAAP measures or similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our disclosure of non-GAAP measures as a tool for comparison.
Because of these and other limitations, you should consider these non-GAAP measures along with other financial performance measures, including our financial results prepared in accordance with GAAP.
EBITDA
EBITDA is defined as earnings before interest, tax, depreciation and amortization.
EBITDAre
EBITDAre is defined by The National Association of Real Estate Investment Trusts (“NAREIT”) as follows: (a) GAAP net income or loss, plus (b) interest expense, plus (c) income tax expense, plus (d) depreciation and amortization plus/minus (e) losses and gains on the disposition of depreciated property, including losses/gains on change of control, plus (f) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, plus (g) adjustments to reflect the entity’s share of EBITDAre of consolidated affiliates.

Adjusted EBITDAre
Effective January 1, 2025, the Company presents the non-GAAP supplemental measure "Adjusted EBITDAre" to replace the previously disclosed "Normalized EBITDAre". This change is intended to enhance comparability and consistency in evaluating the ongoing operating performance of our business.
Adjusted EBITDAre is defined as EBITDAre modified to exclude items such as acquisition-related expenses, employee separation expenses, stock-based compensation expenses, and other items that we believe are not indicative of the performance of our portfolio. We also include an adjustment to reflect a full period of net operating income on the operating properties we acquire during the quarter and to remove net operating income on properties we dispose of during the quarter (in each case, as if such acquisition or disposition, as applicable, had occurred on the first day of the quarter). The adjustment for acquisitions is based on our estimate of the net operating income we would have received from such property if it had been owned for the full quarter; however, the net operating income we actually receive from such properties in future quarters may differ based on our experience operating such properties subsequent to closing of the acquisitions. We may also exclude the annualizing of other large transaction items such as termination income recognized during the quarter.
Our reconciliation of Net loss to Adjusted EBITDAre is presented in the following table for the three months ended March 31, 2025 (dollars in thousands):

Three Months Ended March 31,
2025
Reconciliation of Net loss to Adjusted EBITDAre
Net loss	$(53,401)
Interest expense	15,978
Depreciation and amortization	25,439
EBITDA	(11,984)
Loss on sales of real estate, net	479
Impairment provision, real estate	51,957
EBITDAre	40,452
Adjustment for dispositions	(520)
Employee separation expense	32
Lease termination adjustment	(375)
Transaction expenses	190
Share-based compensation expense	1,452
Adjusted EBITDAre	$41,231

PEAKSTONE REALTY TRUST
Appendix
Annualized Base Rent, Investment Grade, Net Debt, Occupancy, and WALT Definitions

“Annualized Base Rent” or “ABR” is calculated as the monthly contractual base rent for leases that have commenced as of the end of the quarter, excluding rent abatements, multiplied by 12 months and deducting base year operating expenses for gross and modified leases, unless otherwise specified. For leases in effect at the end of any quarter that provide for rent abatement during the last month of that quarter, the Company used the monthly contractual base rent payable following expiration of the abatement period.
“Investment grade” means an investment grade credit rating from a NRSRO approved by the U.S. Securities and Exchange Commission (e.g., Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings Inc.) or a non-NRSRO credit rating (e.g., Bloomberg’s default risk rating) that management believes is generally equivalent to an NRSRO investment grade rating; management can provide no assurance as to the comparability of these ratings methodologies or that any particular rating for a company is indicative of the rating that a single NRSRO would provide in the event that it rated all companies for which the Company provides credit ratings; to the extent such companies are rated only by non-NRSRO ratings providers, such ratings providers may use methodologies that are different and less rigorous than those applied by NRSROs. In the context of Peakstone’s portfolio, references to “investment grade” include, and credit ratings provided by Peakstone may refer to, tenants, guarantors, and non-guarantor parent entities. There can be no assurance that such guarantors or non-guarantor parent entities will satisfy the tenant’s lease obligations, and accordingly, any such credit ratings may not be indicative of the creditworthiness of the Company's tenants.
“Net Debt” is total debt (excluding deferred financing costs and debt premiums/discounts) less cash and cash equivalents (excluding restricted cash).

“Occupancy" is the leased square footage or usable acres, as applicable, under leases that have commenced as of the end of the quarter. "Occupancy Percentage" is total applicable Occupancy divided by the total applicable leasable square footage or usable acres.

“WALT” is the weighted average lease term in years (excluding unexercised renewal options and early termination rights) based on Annualized Base Rent.